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FOR IMMEDIATE RELEASE

AEP REPORTS 2007 SECOND-QUARTER EARNINGS

•	2007 second-quarter earnings: $0.45 per share GAAP, $0.64 per share ongoing
•	Effect of Virginia re-regulation reduces GAAP earnings
•	Ongoing earnings from Utility Segment increase 50 percent from prior year, reflecting rate changes, favorable weather, increased usage and off-system sales
•	Company reaffirms 2007 ongoing earnings guidance of $2.85 to $3.05 per share

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	2nd quarter ended June 30			6 months ended June 30
	2006	2007	Variance	2006	2007	Variance
Revenue ($ in billions)	2.9	3.1	0.2	6.0	6.3	0.3
Earnings ($ in millions):
GAAP	175	180	5	556	451	(105)
Ongoing	172	257	85	550	528	(22)
EPS ($):
GAAP	0.44	0.45	0.01	1.41	1.13	(0.28)
Ongoing	0.44	0.64	0.20	1.40	1.33	(0.07)

EPS based on 394mm shares in Q2 2006, 399mm in Q2 2007, 394mm in 6 mo. 2006 and 398mm in 6 mo. 2007

COLUMBUS, Ohio, July 31, 2007 - American Electric Power (NYSE: AEP) today reported 2007 second-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $180 million, or $0.45 per share, compared with $175 million, or $0.44 per share, for second-quarter 2006.

Ongoing earnings (earnings excluding special items) for second-quarter 2007 were $257 million, or $0.64 per share, compared with $172 million, or $0.44 per share, for second-quarter 2006.

GAAP earnings were lower than ongoing earnings by $77 million for the quarter, primarily because of the effect of Virginia re-regulation, enacted in April 2007, which resulted in a return to a form of cost-based regulation for the generation portion of electric utility service in Virginia. A full reconciliation of GAAP earnings to ongoing earnings for the quarter and year to date is included in the tables at the end of this news release.

“The second quarter was a very good one for our utilities, with ongoing earnings from our Utility Operations segment 50 percent higher than last year,” said Michael G. Morris, chairman, president and chief executive officer of AEP. “There were a number of positive factors contributing to this improvement. We’re seeing the benefit of rate changes in a number of our jurisdictions, and of new contracts with municipal and cooperative customers. The weather was more favorable than last year, and our generation fleet experienced fewer unplanned outages.

“Our relatively new Generation and Marketing segment continues to show growth, which offset the anticipated decline in ongoing earnings from our MEMCO barge operations after its stellar performance last year,” Morris said.

EARNINGS GUIDANCE

AEP reaffirmed its ongoing guidance range for 2007 of between $2.85 and $3.05 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q2 06	Q2 07	Variance	6 mo. 06	6 mo. 07	Variance
Utility Operations	159	238	79	524	491	(33)
Ongoing EPS	0.40	0.60	0.20	1.33	1.24	(0.09)
MEMCO	14	7	(7)	35	22	(13)
Ongoing EPS	0.04	0.02	(0.02)	0.09	0.06	(0.03)
Generation and Marketing	2	15	13	6	14	8
Ongoing EPS	0.01	0.03	0.02	0.02	0.03	0.01
All Other	(3)	(3)	0	(15)	1	16
Ongoing EPS	(0.01)	(0.01)	0.00	(0.04)	0.00	0.04
Ongoing Earnings	172	257	85	550	528	(22)
Ongoing EPS	0.44	0.64	0.20	1.40	1.33	(0.07)

EPS based on 394mm shares in Q2 2006, 399mm in Q2 2007, 394mm in 6 mo. 2006 and 398mm in 6 mo. 2007

Ongoing earnings from Utility Operations increased by $79 million during the second quarter of 2007 when compared with the same period last year. Higher gross margins from retail sales, off-system sales, transmission and other margins were somewhat offset by higher expenses than those recorded in the same period in 2006.

A decrease in northbound freight demand, primarily related to steel and cement imports, has depressed spot market freight rates and reduced second-quarter 2007 ongoing earnings for AEP’s MEMCO barge operations when compared with the same period in 2006. MEMCO also reported higher operating expenses, primarily because of a 15 percent increase in barges operated in second-quarter 2007, higher fuel costs and wage increases for boat crews. MEMCO’s results in the prior period reflected a very strong freight market and higher rates.

Generation and Marketing, which includes AEP’s non-regulated generating, marketing and risk management activities, primarily in the Electric Reliability Council of Texas (ERCOT) market area, benefited from favorable marketing contracts with municipalities and cooperatives in ERCOT to increase its ongoing earnings in second-quarter 2007 compared with the prior period.

Results from All Other, which includes the Parent Company and other investments, were relatively flat in second-quarter 2007 when compared with the prior period.

ONGOING RESULTS FROM UTILITY OPERATIONS

$ in millions except EPS

	Q2 06	Q2 07	Variance	6 mo. 06	6 mo. 07	Variance
East Regulated Integrated Utilities	471	453	(18)	1,035	1,057	22
Ohio Companies	487	610	123	1,004	1,213	209
West Regulated Integrated Utilities	272	229	(43)	467	429	(38)
Texas Wires	121	131	10	227	244	17
Off-System Sales	151	203	52	373	384	11
Transmission Revenue - 3rd Party	49	71	22	151	143	(8)
Other Operating Revenue	122	148	26	256	289	33
Total Gross Margin	1,673	1,845	172	3,513	3,759	246
Operations & Maintenance	(796)	(770)	26	(1,513)	(1,598)	(85)
Depreciation & Amortization	(346)	(365)	(19)	(686)	(748)	(62)
Taxes Other Than Income Taxes	(187)	(187)	0	(374)	(371)	3
Interest Expense & Preferred Dividend	(161)	(207)	(46)	(315)	(386)	(71)
Other Income & Deductions	44	27	(17)	153	66	(87)
Income Taxes	(68)	(105)	(37)	(254)	(231)	23
Total Utility Operations	159	238	79	524	491	(33)
Ongoing EPS	0.40	0.60	0.20	1.33	1.24	(0.09)

EPS based on 394mm shares in Q2 2006, 399mm in Q2 2007, 394mm in 6 mo. 2006 and 398mm in 6 mo. 2007

Retail Sales - Increased usage across most customer classifications, favorable weather, the effect of rate changes - primarily in the Ohio and Texas companies - and new contracts with municipal and cooperative customers improved the results in second-quarter 2007 when compared with the prior period. The favorable factors were somewhat offset by the unfavorable effect of the final order issued by the Virginia State Corporation Commission on Appalachian Power Company’s base-rate filing. The order resulted in a provision of approximately $50 million for the refund of a portion of revenues collected from Virginia customers since October 2006, but other offsetting items included in the Virginia order reduced the second-quarter negative pre-tax earnings impact to approximately $3 million. A second provision, for $25 million, covers refunds to Texas customers of Southwestern Electric Power Company resulting from a Proposal for Decision by the Public Utilities Commission of Texas on a fuel reconciliation proceeding. Both provisions were included in Retail Sales.

Heating degree days in AEP’s eastern territory in the second quarter were 28 percent higher than normal and 108 percent higher than the prior period; cooling degree days were 34 percent higher than normal and 61 percent higher than the prior period. In AEP’s western territory, which includes AEP’s Public Service Company of Oklahoma and Southwestern Electric Power Company utility subsidiaries, cooling degree days in the second quarter were 5 percent below normal and 24 percent below the prior period.

“Typically when a utility talks about favorable weather, it refers to temperatures that increase sales,” Morris said. “Using that traditional definition, favorable weather helped our earnings in the second quarter. But weather in a more general sense hurt earnings of our Public Service Company of Oklahoma utility unit and, more importantly, hurt our customers in Oklahoma. It rained in Oklahoma the last 18 days of June, pushing the state beyond its annual average for precipitation in just six months and causing the most severe flooding Oklahomans had seen in more than half a century.”

Off-System Sales - Higher power prices and lower costs increased gross margins from Off-System Sales for second-quarter 2007 by $52 million compared with the same period in 2006.

Transmission Revenues - Transmission Revenues increased $22 million in the second quarter when compared with the 2006 period, primarily because of a provision recorded in second-quarter 2006 regarding potential refunds related to the cessation of the Seams Elimination Charge Adjustment, or SECA rates. The rates, which were put into place in December 2004 in various AEP jurisdictions in the East by the Federal Energy Regulatory Commission (FERC) to offset the loss of through-and-out rates brought by a change in the commission’s authorized tariffs, ended on April 1, 2006. Intervenors objected to the SECA rates and sought refunds. FERC has not issued a final order regarding potential refunds.

Other Operating Revenue - Higher securitization revenue at AEP’s Texas Central Company in second-quarter 2007 led to an increase in Other Operating Revenue when compared with the prior period.

Operations & Maintenance Expense - Lower administrative and general expenses and reduced expenses for storm restoration in second-quarter 2007 helped to reduce O&M expenses when compared to last year’s second quarter.

Depreciation & Amortization - The increase in Depreciation & Amortization in second-quarter 2007, when compared with the prior period, is primarily attributed to increased regulatory amortization related to securitization at AEP Texas Central and an increase in depreciable plant. A change in depreciation rates in Indiana, approved in mid-June by the Indiana Utility Regulatory Commission, had little effect on the second quarter but will have a positive impact moving forward.

Interest Expense & Preferred Dividends - Increased long-term debt, including the issuance of securitization bonds in October 2006 at AEP Texas Central Company, led to the increase in Interest Expense from the prior period.

Other Income & Deductions - The decrease in Other Income & Deductions from the prior period is the result of lower carrying cost income after AEP’s Texas Central began recovering stranded costs during fourth-quarter 2006.

Income Taxes - Income taxes for second-quarter 2007 were higher than in the prior period because of increased taxable income.

WEBCAST

American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts .

The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast. Archived calls are also available as podcasts.

Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning more than 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765 kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.

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AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

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This report made by AEP and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity when needed at acceptable prices and terms and to recover those costs through applicable rate cases or competitive rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance); resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas and other energy-related commodities; changes in utility regulation, including the potential for new legislation in Ohio and membership in and integration into regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP’s pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 2nd Quarter 2007 Actual vs 2nd Quarter 2006 Actual

		2006 Actual		2007 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	471		453
2	Ohio Companies	487		610
3	West Regulated Integrated Utilities	272		229
4	Texas Wires	121		131
5	Off-System Sales	151		203
6	Transmission Revenue - 3rd Party	49		71
7	Other Operating Revenue	122		148
8	Utility Gross Margin	1,673		1,845

9	Operations & Maintenance	(796)		(770)
10	Depreciation & Amortization	(346)		(365)
11	Taxes Other than Income Taxes	(187)		(187)
12	Interest Exp & Preferred Dividend	(161)		(207)
13	Other Income & Deductions	44		27
14	Income Taxes	(68)		(105)
15	Utility Operations On-Going Earnings	159	0.40	238	0.60

	NON-UTILITY OPERATIONS:
16	MEMCO	14	0.04	7	0.02
17	Generation & Marketing	2	0.01	15	0.03

18	Parent & Other On-Going Earnings	(3)	(0.01)	(3)	(0.01)

19	ON-GOING EARNINGS	172	0.44	257	0.64

Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 2nd Quarter 2007
Reconciliation of On-going to Reported Earnings

	2007
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	238	7	15	(3)	257	$0.64

Dispositions:
Gain on Sale of UK Operations	-	-	-	2	2	$0.01

Other
Virginia Re-Regulation SFAS 71	(79)	-	-	-	(79)	$(0.20)

Total Special Items	(79)	-		2	(77)	$(0.19)

Reported Earnings	159	7	15	(1)	180	$0.45

Financial Results for the 2nd Quarter 2006
Reconciliation of On-going to Reported Earnings

	2006
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	159	14	2	(3)	172	$0.44

Dispositions:
Gain on Sale of UK Operations	-	-		3	3	$-

Total Special Items	-	-		3	3	$-

Reported Earnings	159	14	2	-	175	$0.44

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	3 Months Ended June 30,
	2006	2007	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	9,590	10,127	5.6%
Commercial	9,440	10,227	8.3%
Industrial	13,716	14,848	8.3%
Miscellaneous	655	632	-3.5%
Total Domestic Retail (a)	33,401	35,834	7.3%

Wholesale - Domestic Electric (in millions of kWh): (b)	10,822	9,376	-13.4%

Texas Wires Delivery (in millions of kWh):	6,915	6,746	-2.4%

EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (c)	107	222	107.5%
- Cooling (d)	228	367	61.0%
Normal - Heating (c)		174	27.6%*
- Cooling (d)		275	33.5%*

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (c)	5	92	1740.0%
- Cooling (d)	815	622	-23.7%
Normal - Heating (c)		33	178.8%*
- Cooling (d)		656	-5.2%*

*	2007 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees

American Electric Power
Financial Results for YTD June 2007 Actual vs YTD June 2006 Actual

		2006 Actual		2007 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	1,035		1,057
2	Ohio Companies	1,004		1,213
3	West Regulated Integrated Utilities	467		429
4	Texas Wires	227		244
5	Off-System Sales	373		384
6	Transmission Revenue - 3rd Party	151		143
7	Other Operating Revenue	256		289
8	Utility Gross Margin	3,513		3,759

9	Operations & Maintenance	(1,513)		(1,598)
10	Depreciation & Amortization	(686)		(748)
11	Taxes Other than Income Taxes	(374)		(371)
12	Interest Exp & Preferred Dividend	(315)		(386)
13	Other Income & Deductions	153		66
14	Income Taxes	(254)		(231)
15	Utility Operations On-Going Earnings	524	1.33	491	1.24

	NON-UTILITY OPERATIONS:
16	MEMCO	35	0.09	22	0.06
17	Generation & Marketing	6	0.02	14	0.03

18	Parent & Other On-Going Earnings	(15)	(0.04)	1	-

19	ON-GOING EARNINGS	550	1.40	528	1.33

Note: For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for Year-to-Date 2007
Reconciliation of On-going to Reported Earnings

	2007
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	491	22	14	1	528	$1.33

Dispositions:
Gain on Sale of UK Operations	-	-	-	2	2	$-

Other
Virginia Re-Regulation SFAS 71	(79)	-	-	-	(79)	$(0.20)

Total Special Items	(79)	-		2	(77)	$(0.20)

Reported Earnings	412	22	14	3	451	$1.13

Financial Results for Year-to-Date 2006
Reconciliation of On-going to Reported Earnings

	2006
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

On-going Earnings	524	35	6	(15)	550	$1.40

Dispositions:
Gain on Sale of UK Operations	-	-		6	6	$0.01

Total Special Items	-	-		6	6	$0.01

Reported Earnings	524	35	6	(9)	556	$1.41

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	6 Months Ended June 30,
	2006	2007	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	22,528	24,267	7.7%
Commercial	18,349	19,586	6.7%
Industrial	26,937	28,413	5.5%
Miscellaneous	1,274	1,245	-2.3%
Total Domestic Retail (a)	69,088	73,511	6.4%

Wholesale - Domestic Electric (in millions of kWh): (b)	21,667	18,154	-16.2%

Texas Wires Delivery (in millions of kWh):	12,461	12,577	0.9%

EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (c)	1,563	2,039	30.5%
- Cooling (d)	229	382	66.8%
Normal - Heating (c)		1,966	3.7%*
- Cooling (d)		278	37.4%*

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (c)	663	994	49.9%
- Cooling (d)	858	678	-21.0%
Normal - Heating (c)		991	0.3%*
- Cooling (d)		674	0.6%*

*	2007 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees